For the period ended 11/30/2002                         Series 1, 3, 4, 7, 8, 10
File No. 811-4019

Sub-Item 77C:  Submission of matters to a vote of security holders
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On October 18, 2002,  a special  meeting of  shareholders  was held to vote on a number of proposals relating to USAA mutual funds. Shareholders of record on August 23, 2002, were entitled to vote on each proposal shown below. All proposals were approved by the shareholders.

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The following  proposals and voting results pertain to one or more series within
USAA Investment Trust (the Trust).

PROPOSAL 1
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Approval of new investment  advisory  agreement with USAA Investment  Management
Company (IMCO).

NUMBER OF SHARES VOTING
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                                 FOR        AGAINST    ABSTAIN   BROKER NONVOTE
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Cornerstone Strategy Fund     33,617,370   1,116,322    748,348        N/A
International Fund            14,123,165     479,646    214,113        N/A
Growth and Tax Strategy Fund   7,878,963     230,103    193,654        N/A
World Growth Fund             12,587,953     355,252    216,319        N/A
Emerging Markets Fund          4,586,680     188,493     58,012        N/A
Balanced Strategy Fund        18,124,126     561,918    367,845        N/A




PROPOSAL 2A
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Approval of new  investment  subadvisory  agreement  between IMCO and Wellington
Management Company, LLP.

NUMBER OF SHARES VOTING
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                                 FOR        AGAINST    ABSTAIN   BROKER NONVOTE
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Cornerstone Strategy Fund     33,561,209   1,137,317    783,514        N/A
Balanced Strategy Fund        18,077,141     583,581    393,167        N/A




PROPOSAL 2C
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Approval of new investment subadvisory agreement between IMCO and MFS Investment
Management.

NUMBER OF SHARES VOTING
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                                 FOR        AGAINST    ABSTAIN   BROKER NONVOTE
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Cornerstone Strategy Fund     33,503,805   1,171,949    806,286        N/A
International Fund            14,098,016     488,757    230,151        N/A
World Growth Fund             12,550,834     381,480    227,210        N/A




PROPOSAL 2D
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Approval of new  investment  subadvisory  agreement  between IMCO and the Boston
Company Asset Management, LLC.

NUMBER OF SHARES VOTING
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                                 FOR        AGAINST    ABSTAIN   BROKER NONVOTE
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Emerging Markets Fund          4,576,834     194,486      61,865        N/A



PROPOSAL 2E
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Approval of new investment  subadvisory  agreement between IMCO and Dresdner RCM
Global Investors LLC.

NUMBER OF SHARES VOTING
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                                 FOR        AGAINST    ABSTAIN   BROKER NONVOTE
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Growth and Tax Strategy Fund   7,857,814     235,411     209,495        N/A




PROPOSAL 3
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Approval  of a  proposal  to permit  IMCO and the Board to appoint  and  replace subadvisers, enter into subadvisory agreements, and approve amendments to subadvisory agreements without further shareholder approval.

NUMBER OF SHARES VOTING
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                                 FOR        AGAINST    ABSTAIN   BROKER NONVOTE
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Cornerstone Strategy Fund     31,757,219   2,565,750    914,409      244,662
International Fund            13,270,188   1,013,244    256,723      276,769
Growth and Tax Strategy Fund   7,587,186     432,592    232,178       50,764
World Growth Fund             12,053,413     746,200    269,242       90,669
Emerging Markets Fund          4,168,243     371,355     72,782      220,805
Balanced Strategy Fund        16,733,148   1,446,029    535,160      339,552